UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant, Walter Investment Management Corp. announced that it has expanded its Board of Directors (the “Board”) from seven to nine members and that effective September 10, 2012 it has appointed two new independent directors to the Board. James L. Pappas was appointed to the Board as a Class II director and Alvaro G. de Molina was appointed as a Class III director. Dr. Pappas and Mr. de Molina will both serve on the Board’s Audit Committee and Compensation and Human Resources Committee. Neither Dr. Pappas nor Mr. de Molina has, since the beginning of Registrant’s last fiscal year, been a participant in any transaction with the Registrant (as described in Item 404(a) of Regulation S-K) involving in excess of $120,000, nor is any such transaction currently proposed. Dr. Pappas and Mr. de Molina will participate in the Registrant’s Director compensation program and will receive annual compensation consisting of $60,000 in cash and $75,000 in fully vested stock of the Registrant.

Item 8.01 Other Events.

On September 10, 2012, the Registrant issued a press release announcing the appointment of James L. Pappas and Alvaro G. de Molina to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1

The information provided pursuant to Items 5.02 and 8.01, including Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: September 11, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary